EXHIBIT 32.2

Certification of Chief Financial Officer

Pursuant to 1350 of Title 18 of the United States Code

Pursuant to Section 1350 of Title 18 of the United States Code, I, James W. Kleifges, the Chief Financial Officer of Inland Retail Real Estate Trust, Inc. (the “Company”), hereby certify that, to my knowledge:

(1)

This annual report on Form 10-K for the year ended December 31, 2004 (“Report”) of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ James W. Kleifges

By:	James W. Kleifges
Chief Financial Officer

Date:	March 10, 2005